Exhibit 10.1

EXECUTION VERSION

NOMINATION AND STANDSTILL AGREEMENT

This Nomination and Standstill Agreement, dated October 7, 2015 (this “Agreement”), is by and among the persons and entities listed on Schedule A hereto (collectively, the “Icahn Group”, and individually a “member” of the Icahn Group) and Freeport-McMoRan Inc. (the “Company”).

In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Board Matters.

(a) No later than the next meeting of the Board of Directors of the Company (the “Board”) immediately following the date hereof (for avoidance of doubt, such meeting to be held no later than October 13, 2015), the Board shall take action to increase the size of the Board by two members and to appoint Andrew Langham and Courtney Mather (the “Icahn Nominees”) to fill the vacancies so created (the date of such appointment, the “Board Appointment Date”); provided that as a condition to the Icahn Nominees’ appointment to the Board and inclusion in the Company’s director slate for the 2016 Annual Meeting, the Icahn Group, including each Icahn Nominee, agrees to provide to the Company, prior to nomination and appointment and on an ongoing basis while such Icahn Nominee is serving as a member of the Board, such information and materials as the Company routinely receives from other members of the Board or as is required to be disclosed in proxy statements under applicable law or as is otherwise reasonably requested by the Company from time to time from members of the Board in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, completed D&O Questionnaires in the form separately provided to the Icahn Group, consents to be named in the Company’s proxy statement and to serve on the Board if elected, and, as contemplated by Section 7 of this Agreement, executed irrevocable resignations as director in the form attached hereto as Exhibit B (the “Nomination Documents”).

(b) The Company represents that currently the only Board committees are: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Corporate Responsibility Committee, the Dividend Committee and the Executive Committee. During the Standstill Period, so long as an Icahn Nominee is a member of the Board: (1) the Board will cause at least one of the Icahn Nominees to be a member of the Executive Committee if such a committee exists (or any other committee of the Board that may be formed after the date hereof with functions similar to those customarily granted to an executive committee) and, if the Executive Committee (or any other such similar committee) has more than 5 members (excluding any Icahn Nominee) then both of the Icahn Nominees shall be appointed members thereof); and (2) all Board consideration of, and voting with respect to, Extraordinary Transactions and appointment and employment of executive officers, will take place only at the full Board level or in committees of which one of the Icahn Nominees is a member (if the applicable committee has more than 5 members (excluding any Icahn Nominee) then both of the Icahn Nominees shall be appointed members thereof). Concurrently with their appointments to the Board, Andrew Langham will be appointed to the Compensation Committee and the Nominating and Governance Committee of the Board, and Courtney Mather will be appointed to the Audit Committee and the Executive Committee of the Board; provided that any member of the Audit Committee, Nominating and Governance Committee or Compensation Committee will be independent as defined in accordance with the rules of the New York Stock Exchange or any other stock exchange on which the Common Stock is listed (and the Company acknowledges that the Icahn Group has represented that both Nominees are independent as of the date hereof). During the Standstill Period, each Icahn Nominee will have the same right as other members of the Board to be invited to attend, as an observer and without voting rights, meetings of committees of the Board of which such Icahn Nominee is not a member.

“Extraordinary Transaction” means any of the following involving the Company or any of its material subsidiaries or its or their securities or a material amount of the assets or businesses of the Company or any of its material subsidiaries: any tender offer or exchange offer, rights offering, spin-off, public offering of securities, merger, acquisition, business combination, reorganization, restructuring, recapitalization, sale or acquisition of material assets, liquidation or dissolution.

(c) Upon becoming a member of the Board, during the Standstill Period, each Icahn Nominee shall have the same rights (including for the avoidance of doubt with respect to consideration for committee appointments) and duties as any other Board member. At all times from the date of this Agreement through his termination of service as a member of the Board, each Icahn Nominee shall comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members (and of which such Icahn Nominee has been provided written copies in advance (or which have been filed with the Securities and Exchange Commission (the “SEC”) or posted on the Company’s website)), including but not limited to the Company’s corporate governance guidelines, principles of business conduct, director stock ownership guidelines and insider trading policy and preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees, subject to the Confidentiality Agreement (as defined in Section 2). For the avoidance of doubt, without limiting the applicability of relevant laws, the Company agrees that such policies, procedures, processes, codes, rules, standards and guidelines shall not be applicable to, or deemed to apply or extend to, the members of the Icahn Group (other than their application to the Icahn Nominees), except to the extent applicable as expressly set forth therein as of the date hereof.

(d) Subject to the clause 1(e), during the Standstill Period, the Company and the Icahn Group agree to include each Icahn Nominee in the Company’s slate of directors for the 2016 Annual Meeting, and the Company shall use reasonable best efforts to cause each Icahn Nominee to be elected (including recommending that the Company’s stockholders vote in favor of the election of the Icahn Nominees, including the Icahn Nominees in the Company’s proxy statement and proxy card for such annual meeting and otherwise supporting the Icahn Nominees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate) (collectively, the “Election Support Efforts”), and the Icahn Group agrees not to conduct a proxy contest regarding any matter, including the election of directors, with respect to the 2016 Annual Meeting.

(e) Provided the Company has any obligation to include Icahn Nominees on its slate pursuant to the preceding clause (d), (i) the Company shall be required to include only one Icahn Nominee on the slate for the 2016 Annual Meeting if at any time after the date of this Agreement, the Icahn Group, together with all controlled Affiliates of the members of the Icahn Group (such controlled Affiliates, collectively and individually, the “Icahn Affiliates”), ceases collectively to beneficially own (as defined in Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), an aggregate Net Long Position in at least sixty percent (60%) of the number of Voting Securities set forth in Section 6(b) but continues to own at least forty percent (40%) of the number of Voting Securities set forth in Section 6(b) (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) of the shares of Common Stock of the Company outstanding as of such time and (ii) the Company shall be not be required to include any Icahn Nominee on the slate for the 2016 Annual Meeting if at any time after the date of this Agreement, the Icahn Group, together with the Icahn Affiliates, ceases collectively to beneficially own (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act), an aggregate Net Long Position in at least forty percent (40%) of the number of Voting Securities set forth in Section 6(b) (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) of the shares of Common Stock of the Company outstanding as of such time.

(f) The Company shall not be obligated to include the Icahn Nominees on the slate of directors proposed for election at the Company’s annual meeting of stockholders for any meeting other than the 2016 Annual Meeting pursuant to this Agreement. For any annual meeting of stockholders subsequent to the 2016 Annual Meeting during the Standstill Period, as long as any Icahn Nominee is on the Board, the Company shall notify the Icahn Group in writing no less than forty-five (45) calendar days before the last day of the advance notice deadline set forth in the Company’s by-laws if such Icahn Nominee will be nominated by the Company for election as a director at such annual meeting and, if such Icahn Nominee is to be so nominated, shall use reasonable best efforts to cause the election of such Icahn Nominee so nominated by the Company (including the Election Support Efforts).

(g) During the Standstill Period, should an Icahn Nominee resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or be not serving on, the Board (other than as a result of not being nominated by the Company for an annual meeting of stockholders subsequent to the 2016 Annual Meeting), as long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five business days of written notice from the Company specifying any such breach, the Icahn Group shall be entitled to designate privately, and the Company shall cause to be added as a member of the Board, a replacement approved by the Company (such approval not to be unreasonably withheld or delayed) and who qualifies as an independent director (an “Acceptable Person”) (and if such proposed designee is not an Acceptable Person, the Icahn Group shall be entitled to continue designating a recommended replacement until such proposed designee is an Acceptable Person) (a “Replacement”). Any such

Replacement who becomes a Board member in replacement of any Icahn Nominee shall be deemed to be an Icahn Nominee for all purposes under this Agreement, and prior to his or her appointment to the Board, shall be required to provide to the Company the Nomination Documents, including an irrevocable resignation as director in the form attached hereto as Exhibit B.

(h) To the extent permitted by law and the Company’s existing insurance coverage, from and after the Board Appointment Date, during the Standstill Period, the Icahn Nominees shall be covered by the same indemnification and insurance provisions and coverage as are applicable to the individuals that are currently directors of the Company.

(i) The Company agrees that on or prior to December 31, 2015, it shall amend its by-laws to provide that stockholders of the Company may provide timely notice of director nominations and other business to be presented at the 2016 Annual Meeting no earlier than 90 days and no later than 60 days prior to the anniversary of the date of the 2015 Annual Meeting. The Company agrees that any failure by the Company to comply with the preceding sentence prior to December 31, 2015 shall be deemed to terminate the Standstill Period.

(j) The Company agrees that, during the Standstill Period, promptly after notice from the Icahn Group, it shall appoint one individual designated by the Icahn Group to the FCX Oil & Gas Inc. Board of Directors which individual (a) qualifies as an independent director, (b) is not the same individual as any of the Icahn Nominees and (c) is reasonably acceptable to the Company (provided if such individual is not reasonably acceptable to the Company or if such individual resigns, retires or is removed for any reason, the Icahn Group shall be entitled to continue designating recommended replacements until a proposed designee is appointed to the FCX Oil & Gas Inc. Board of Directors). To the extent permitted by law, such individual will be treated as all other non-management directors of FCX Oil & Gas Inc., including with respect to compensation, committee membership, insurance coverage, indemnification and expense reimbursement.

2.	Information. It is understood that the Icahn Group may receive certain non-public information concerning the Company. If the Icahn Group receives any such information, it agrees to hold such information subject to and in accordance with the terms of the Confidentiality Agreement dated October 7, 2015, which shall remain in place in accordance with its terms (the “Confidentiality Agreement”). As long as any Icahn Nominee is on the Board and the Icahn Group has not materially breached this Agreement and failed to cure such breach within five business days of written notice from the Company specifying any such breach, the Board shall not adopt a policy precluding members of the Board, including the Icahn Nominees, from speaking to Mr. Icahn, and the Company confirms that it will advise members of the Board, including the Icahn Nominees, that they may, but are not obligated to, speak to Mr. Icahn (but subject to the Confidentiality Agreement), if they are willing to do so.

3.

Standstill. Subject to Section 1(i), from and including the Board Appointment Date until thirty-five (35) days after the date that no Icahn Nominee (including for the avoidance of doubt any Replacement) serves on the Board (it being understood that if each Icahn

Nominee then serving on the Board gives the Company at least thirty-five (35) days advance written notice of his intent to resign as a director prior to resigning, then the foregoing clause shall refer to the date that no Icahn Nominee (including for the avoidance of doubt any Replacement) serves on the Board rather than thirty-five (35) days after such date; it being further understood that if the applicable Icahn Nominee is no longer a member of the Board due to circumstances in which the Icahn Group would be entitled to appoint a Replacement, such Icahn Nominee shall be deemed to continue to be a member of the Board for all purposes of this Agreement until such time as the Icahn Group irrevocably waives in writing any right to either designate such a Replacement or appoint such a Replacement) (such period, the “Standstill Period”), so long as the Company has not materially breached this Agreement and failed to cure such breach within five (5) business days of written notice from any member of the Icahn Group specifying such breach, no member of the Icahn Group shall, directly or indirectly, and each member of the Icahn Group shall cause each of the Icahn Affiliates not to, directly or indirectly, with respect to the Company and its controlled affiliates which are not publicly traded entities (it being understood that the foregoing shall not restrict the Icahn Nominees from discussing such matters addressed below privately with other members of the Board solely in their capacity as a director in a manner consistent with the Icahn Nominees’ fiduciary duties to the Company):

(i)	solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the voting securities of the Company (“Voting Securities”), or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or assist any third party in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote or withhold from voting any Voting Securities (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(ii)	encourage, advise or influence any other person or assist any third party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(iii)	form or join in a partnership, limited partnership, syndicate or a “group” as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities, or otherwise support or participate in any effort by a third party with respect to the matters set forth in this Section 3;

(iv)

present (or request to present) at any annual meeting or any special meeting of the Company’s stockholders, any proposal for consideration for action by stockholders or propose (or request to propose) any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board, or encourage, advise or influence any other person or assist any third party in so doing;

(v)	grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case, except as provided in Section 4 below;

(vi)	call or seek to call any special meeting of the Company or make any request under Section 220 of the Delaware General Corporation Law (“DGCL”) or other applicable legal provisions regarding inspection of books and records or other materials (including stocklist materials) of the Company or any of its subsidiaries;

(vii)	institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) other than to enforce the provisions of this Agreement;

(viii)	without the prior approval of the Board, separately or in conjunction with any other person or entity in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly or to the Company) or participate in, effect or seek to effect, any Extraordinary Transaction; provided that the members of the Icahn Group shall be permitted to sell or tender their Voting Securities, and otherwise receive consideration, pursuant to any Extraordinary Transaction and provided further that if a third party (not a party to this Agreement or an affiliate of a party) commences an unsolicited tender offer or exchange offer for all of the outstanding Voting Securities that is not recommended by the Board, then the Icahn Group shall similarly be permitted to commence a tender offer or exchange offer for all of the outstanding Voting Securities at the same or higher consideration per share; or

(ix)	request, directly or indirectly, any amendment or waiver of the foregoing in a manner that would reasonably likely require public disclosure by the Icahn Group or the Company.

From the date of this Agreement until the end of the Standstill Period, (1) the Icahn Group shall not directly or indirectly make, or cause to be made, by press release or similar public statement to the press or media (including social media), or in an SEC or other public filing or otherwise, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism of the Company or its affiliates but not of individual officers or directors of the Company or its affiliates) the Company or its affiliates or any of their respective officers or directors with respect to matters relating to their service at the Company or its affiliates (including any former officers or directors); and (2) neither the Company nor any of its officers or directors shall directly or indirectly make, or cause to be made, by press release or similar public statement to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism of the Icahn Group or its affiliates but not of individual officers or directors of the Icahn Group or its affiliates) any member of the Icahn Group or any of its officers or directors with respect to matters relating to the Company or its affiliates. For the avoidance of doubt, the foregoing restrictions shall not be deemed to apply to advisors of the Icahn Group or of the Company who are not, directly or indirectly, acting at the behest of, or for the benefit of, such party.

From the date of this Agreement until the end of the Standstill Period, (1) the Icahn Group shall not permit any of its controlled Affiliates to do any of the items in this Section 3 that the Icahn Group is restricted from doing and shall not publicly encourage or support any other person to take any of the actions described in this Section 3 that the Icahn Group is restricted from doing and (2) the Company shall not permit any of its controlled Affiliates to do any of the items in this Section 3 that the Company is restricted from doing and shall not publicly encourage or support any other person to take any of the actions described in this Section 3 that the Company is restricted from doing.

4.	Voting Commitment. Unless the Company has materially breached this Agreement and failed to cure within five business days following receipt of written notice from the Icahn Group, during the Standstill Period, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct the record owner, in the case of all shares of Voting Securities Beneficially Owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date for any annual meeting of stockholders or any special meeting of stockholders of the Company within the Standstill Period, in each case that are entitled to vote at any such annual or special meeting, to be present for quorum purposes and to be voted, at all such annual or special meetings or at any adjournments or postponements thereof (through the 2016 Annual Meeting and for so long thereafter as any Icahn Nominee is either appointed by the Board or will otherwise continue to be on the Board after any such meeting), (i) for all directors nominated by the Board for election at such annual or special meeting, (ii) against any directors proposed that are not nominated by the Board for election at such annual or special meeting and against any proposals not recommended by the Board relating to removing any directors of the Board or otherwise changing the composition of the Board, and (iii) in accordance with the recommendation of the Board for the ratification of the appointment of the Company’s independent registered public accounting firm. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at any annual or special meeting of the Company.

5.

Public Announcements. No earlier than 8:00 a.m., New York City time, on the date hereof, the Company and the Icahn Group shall each announce this Agreement and the material terms hereof by means of press releases in the respective forms attached hereto as Exhibit

A-1 and A-2 (the “Press Releases”). Neither the Company nor the Icahn Group shall make any public announcement or statement that contradicts or disagrees with the statements made in the Press Releases, except as required by law or the rules of any stock exchange or with the prior written consent of the other party. The Company acknowledges that the Icahn Group intends to file this Agreement and the Press Releases (if any) as an exhibit to its Schedule 13D pursuant to an amendment.

6.	Representations and Warranties of All Parties; Representations and Warranties of the Icahn Group; Representations, Warranties and Covenants of the Company.

(a) Each of the parties represents and warrants to the other party that: (i) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; (iii) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party; and (iv) there is currently no pending or outstanding litigation between the Icahn Group and the Company or affiliates thereof.

(b) Each member of the Icahn Group jointly represents and warrants that, as of the date of this Agreement, (i) the Icahn Group collectively Beneficially Own, an aggregate of 100,000,000 shares of Common Stock, par value $0.10, of the Company (“Common Stock”); (ii) except for such ownership, no member of the Icahn Group, individually or in the aggregate with all other members of the Icahn Group and Icahn Affiliates, has any other Beneficial Ownership of, and/or economic exposure to, any Voting Securities, including through any derivative transaction described in the definition of “Beneficial Ownership” above; (iii) the Icahn Group, collectively with the Icahn Affiliates, have a Net Long Position of 100,000,000 shares of Common Stock and (iv) the members of the Icahn Group are the only controlled Affiliates of any member of the Icahn Group that Beneficially Own any shares of Common Stock. As used in this Agreement, the term “Beneficial Ownership” of “Voting Securities” means ownership of: (i) Voting Securities, (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise) and (iii) any other economic exposure to Voting Securities, including through any derivative transaction that gives any such person or any of such person’s controlled Affiliates the economic equivalent of ownership of an amount of Voting Securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Voting Securities, or which provides such person or any of such person’s controlled Affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Voting Securities, in any case without regard to whether (x) such derivative conveys any voting rights in Voting Securities to such person or any of such person’s Affiliates, (y) the derivative is required to be, or capable of being, settled through delivery of Voting Securities, or (z) such person or any of such person’s Affiliates may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of Voting Securities. For purposes of this Section, no Person shall be, or be deemed to be, the “Beneficial Owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company.

(c) The Company represents that there are currently nine members of the Board and, so long as an Icahn Nominee is a member of the Board during the Standstill Period, neither the Company nor the Board shall take any action to, or support any person who is seeking to, increase the size of the Board above eleven directors.(d) During the Standstill Period, so long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five business days of written notice from the Company specifying any such breach, any Rights Plan adopted by the Company shall (A) not have a triggering “Acquiring Person” ownership threshold below 20% of the then-outstanding shares of Common Stock, and (B) automatically expire if not ratified by stockholders of the Company within one hundred thirty-five (135) days of taking effect. In addition, during the Standstill Period, so long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five business days of written notice from the Company specifying any such breach, in the event that the Company adopts a Rights Plan with a triggering “Acquiring Person” ownership threshold above 20% of the then-outstanding shares of Common Stock and permits any other person or group required to file on Schedule 13D to buy or own pursuant to the terms of, or as a result of being waived through, such Rights Plan an amount higher than the triggering “Acquiring Person” ownership threshold in such Rights Plan, then the Company shall similarly permit the Icahn Group to buy or own such higher amount pursuant to the terms of, or as a result of being waived through, such Rights Plan. A “Rights Plan” means any plan or arrangement of the sort commonly referred to as a “rights plan” or “stockholder rights plan” or “shareholder rights plan” or “poison pill” that is designed to increase the cost to a potential acquirer of exceeding the applicable ownership thresholds through the issuance of new rights, common stock or preferred shares (or any other security or device that may be issued to stockholders of the Company other than ratably to all stockholders of the Company) that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement.

(d) During the Standstill Period, so long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five business days of written notice from the Company specifying any such breach, in the event that the Board approves the acquisition or ownership of any shares of Common Stock by any other person or group required to file on Schedule 13D in order to except such acquisition or ownership from the application of Section 203 of the Delaware General Corporation Law (“Section 203”), the Company agrees that it will grant similar approval to the Icahn Group under Section 203.

7.

Resignation. Any provision in this Agreement to the contrary notwithstanding, (i) if at any time after the date of this Agreement, the Icahn Group, together with all the Icahn Affiliates, ceases collectively to beneficially own (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act), an aggregate Net Long Position in at least

60,000,000 shares of Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), the Icahn Group shall cause at least one Icahn Nominee to promptly tender his resignation from the Board and any committee of the Board on which such Icahn Nominee then sits and (ii) if at any time after the date of this Agreement, the Icahn Group, together with all the Icahn Affiliates, ceases collectively to beneficially own (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act), an aggregate Net Long Position in at least 40,000,000 shares of Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), or the Icahn Group materially breaches this Agreement or the Confidentiality Agreement and fails to cure such breach within five business days of written notice from the Company specifying any such breach, (1) the Icahn Group shall cause each Icahn Nominee to promptly tender his resignation from the Board and any committee of the Board on which such Icahn Nominee then sits and (2) neither the Company nor any member of the Icahn Group shall have any further obligations under this Agreement. In furtherance of the immediately preceding sentence, each Icahn Nominee shall, concurrently with the execution of this Agreement, and each member of the Icahn Group shall cause each Icahn Nominee to, execute an irrevocable resignation as director in the form attached hereto as Exhibit B and deliver it to the Company. The Icahn Group shall keep the Company regularly apprised of the Net Long Position of the Icahn Group and the Icahn Affiliates. For purposes of this Agreement: the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act and the term “Net Long Position” shall mean: such shares of Common Stock beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

8.

Remedies; Forum and Governing Law. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

9.	No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

10.	Entire Agreement; Prior Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

11.	Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by both telecopy and electronic mail, when such telecopy and electronic mail is transmitted to the telecopy number set forth below and the appropriate confirmation is received and sent to the electronic mail address set forth below or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

If to the Company:

Freeport-McMoRan Inc.

333 North Central Avenue

Phoenix, Arizona 85004-2189

Facsimile: 602-366-7691

Email: Rick_McMillan@fmi.com

 Douglas_Currault@fmi.com

Attention: General Counsel

  Deputy General Counsel and Corporate Secretary

With a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Facsimile: 212-403-2000

Email: DEShapiro@wlrk.com

 JELevine@wlrk.com

Attention:         David E. Shapiro

  Jenna E. Levine

If to the Icahn Group:

Icahn Associates Holdings LLC

767 Fifth Avenue, 47th Floor

New York, NY 10153

Facsimile: 212-750-5807

Email: KCozza@sfire.com

Attention:         Keith Cozza

With a copy to (which shall not constitute notice):

Icahn Associates Holdings LLC

767 Fifth Avenue, 47th Floor

New York, NY 10153

Facsimile: 917-591-3310 (Mr. Lynn)

212-688-1158 (Mr. Pastor)

Email: JLynn@sfire.com

 LPastor@sfire.com

Attention:        Jesse Lynn

Louie Pastor

12.	Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

13.	Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or PDF) which together shall constitute a single agreement.

14.	Successors and Assigns. This Agreement shall not be assignable or assigned, directly or indirectly, by operation of law or otherwise, by any of the parties to this Agreement.

15.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

16.	Fees and Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this

Agreement.

17.	Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances and all pronouns shall be deemed to include the corresponding masculine, feminine or neuter forms.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

Very truly yours,

FREEPORT-MCMORAN INC.

By:	/s/ Kathleen L. Quirk
Name:	Kathleen L. Quirk
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Agreement between the Icahn Group and Freeport-McMoRan Inc.]

Accepted and agreed as of the date first written above:

CARL C. ICAHN

/s/ Carl C. Icahn
Carl C. Icahn

ANDREW LANGHAM

/s/ Andrew Langham
Andrew Langham

COURTNEY MATHER

/s/ Courtney Mather
Courtney Mather

HIGH RIVER LIMITED PARTNERSHIP

By:	Hopper Investments LLC, its general partner
By:	Barberry Corp., its sole member

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary; Treasurer

HOPPER INVESTMENTS LLC

By:	Barberry Corp., its sole member

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary; Treasurer

BARBERRY CORP.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary; Treasurer

[Signature Page to Agreement between the Icahn Group and Freeport-McMoRan Inc.]

ICAHN PARTNERS LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	President; and Chief Executive Officer

ICAHN ENTERPRISES HOLDINGS L.P.

By:	Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	President; and Chief Executive Officer

IPH GP LLC

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN CAPITAL LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN ONSHORE LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

[Signature Page to Agreement between the Icahn Group and Freeport-McMoRan Inc.]

ICAHN OFFSHORE LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

BECKTON CORP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary; Treasurer

[Signature Page to Agreement between the Icahn Group and Freeport-McMoRan Inc.]

SCHEDULE A

CARL C. ICAHN

HIGH RIVER LIMITED PARTNERSHIP

HOPPER INVESTMENTS LLC

BARBERRY CORP.

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.

ANDREW LANGHAM

COURTNEY MATHER

Schedule A

EXHIBIT A-1

[COMPANY PRESS RELEASE]

Exhibit A-1

EXHIBIT A-2

[ICAHN PRESS RELEASE]

Exhibit A-2

EXHIBIT B

FORM OF IRREVOCABLE RESIGNATION RE: NOMINATION AND STANDSTILL AGREEMENT

Board of Directors

Freeport-McMoRan Inc.

333 North Central Avenue

Phoenix, Arizona 85004-2189

Re:	Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Sections 1 and 7 of that certain Nomination and Standstill Agreement, dated October 7, 2015, between Freeport-McMoRan Inc. and the members of the Icahn Group signatory thereto (the “Agreement”). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. Effective only upon, and subject to, such time as (X) the Icahn Group, together with all of the Icahn Affiliates, ceases collectively to “beneficially own” (as defined in Rule 13d-3 under the Exchange Act) an aggregate Net Long Position of at least 60,000,000 shares of Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve if I am the Icahn Designee designated by the Icahn Group to resign, (Y) the Icahn Group, together with all of the Icahn Affiliates, ceases collectively to “beneficially own” (as defined in Rule 13d-3 under the Exchange Act) an aggregate Net Long Position of at least 40,000,000 shares of Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve and (Z) the Icahn Group materially breaches the Agreement or the Confidentiality Agreement (as defined in the Agreement) and fails to cure such breach within five business days of written notice from the Company specifying any such breach, I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

[Signature Page Follows]

Sincerely,

Name:

B-1